UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2006 (April 25, 2006)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
888 East Walnut Street, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 4.1
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     At the IndyMac Bancorp, Inc. (“Indymac Bancorp”) Annual Meeting of Stockholders held on April 25, 2006, the stockholders of Indymac Bancorp approved the 2002 Incentive Plan, as amended and restated (“Amended Plan”). The Board of Directors of Indymac Bancorp previously approved the Amended Plan on February 28, 2006, subject to stockholder approval.
     A description of the material terms of the Amended Plan was included in Indymac Bancorp’s definitive proxy statement relating to the Annual Meeting, as filed with the Securities and Exchange Commission on March 14, 2006. A total of 11,200,000 shares of Indymac Bancorp’s common stock (6,000,000 original shares and 5,200,000 shares newly added pursuant to the amendment) are authorized for issuance pursuant to awards granted under the Amended Plan.
     A copy of the Amended Plan is attached hereto as Exhibit 4.1.
Item 7.01. Regulation FD Disclosure.
     On May 1, 2006, Indymac Bancorp, the holding company for IndyMac Bank, F.S.B. (“Indymac Bank”), issued a press release relating to a potential sale of a minority economic stake in Indymac Bank’s subsidiary, Financial Freedom Senior Funding Corporation, through an initial public offering. A copy of Indymac Bancorp’s press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

EXHIBIT
NUMBER	DESCRIPTION

4.1	2002 Incentive Plan, as amended and restated.

99.1	Press release of IndyMac Bancorp, Inc. dated May 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: May 1, 2006	By:	/s/ Michael W. Perry
Michael W. Perry
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	2002 Incentive Plan, as amended and restated.

99.1	Press release of IndyMac Bancorp, Inc. dated May 1, 2006.

4